UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                               August 31, 2001
                                Date of Report
                      (Date of Earliest Event Reported)



                             USAOneStar.Net, Inc.
            (Exact Name of Registrant as Specified in its Charter)


                       1 Executive Boulevard, Suite LL1
                          Owensboro, Kentucky 42301
                   (Address of principal executive offices)

                                (270) 683-9090
                        Registrant's telephone number



NEVADA                           33-18143-D                   87-0449399
---------------           ------------------------         ------------------
(State or other           (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)

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ITEM 1:  CHANGES IN CONTROL

      On August 31, 2001, USAOneStar.Net, Inc. ("USAOneStar") and Palladium Communications, Inc., a Kentucky corporation ("Palladium"), entered into an Agreement and Plan of Reorganization by which USAOneStar will acquire Palladium through a stock-for-stock exchange intended to qualify as a tax-free exchange (See, Item 2: Acquisition of Assets," below). The acquisition agreement was approved by our board of directors on August 31, 2001 and we expect to complete the share exchange within the next 60 days. Upon completion of the share exchange, Palladium will become our wholly owned subsidiary, we will acquire the business assets and operations of Palladium, and we intend to change our name to Palladium Communications, Inc. to reflect our expanded operations.

      Pursuant to the acquisition agreement, our board of directors appointed the following individuals as officers and as interim directors of USAOneStar, to serve as directors until our next stockholders meeting:

      Name                          Age   Position
      --------------                ----  ---------------
      Raymond C. Dauenhauer, Jr.    58    President, CEO and Director
      Jeffrey A. Underhill          41    Secretary/Treasurer and Director
      Jon G. Shastid                53    Chief Operating Officer and Director
      G. Townsend Underhill III     46    Director
      Kelly Turner                  39    Director
      Jack T. Wells                 46    Director

      The acquisition agreement provides that USAOneStar will issue 183,000,000 common shares to the stockholders of Palladium in exchange for 6,203 shares of Palladium, which represent 100% of that company's issued and outstanding shares. Upon completion of the exchange of shares, Palladium's stockholders will hold approximately 92.0% of our outstanding common stock. Prior to the acquisition our non-affiliate stockholders held 41.1% of our outstanding shares. Upon completion of the share exchange, we anticipate that non-affiliate stockholders will hold approximately 29.3% of our outstanding shares. Our management will beneficially own an aggregate of 144,401,931 shares as listed below:

      Name                            Amount of shares    Percent of class
      -------------                   ----------------    ----------------
      Raymond C. Dauenhauer, Jr.        34,192,262           17.2%
      Jeffrey A. Underhill              34,192,262           17.2%
      Jon G. Shastid                    39,563,347           19.9%
      G. Townsend Underhill III         32,692,610           16.4%
      Kelly Turner                       2,787,500            1.4%
      Jack T. Wells                      1,000,950            0.5%

      Directors and officers
      as a group                      144,401,9317            2.6%

      Biographical information for the officers and directors is provided below.

      Raymond C. Dauenhauer, Jr.   Mr. Dauenhauer currently serves as Chairman
and President of Palladium and has been with that company since June 1, 2000. Since March 2000, he has served as a director of ThermoView Industries, Inc., a reporting company. From July 1967 through September 1999 he served as Chief Executive Officer of Dauenhauer & Son Plumbing and Piping, Inc., a plumbing



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

operation based in Louisville, Kentucky. Mr. Dauenhauer currently serves as a Director of First Bank of Louisville, Kentucky and is a life member of the Board of Directors for the Louisville Association of Home Builders. Additionally, he has held numerous offices in state and national associations of the plumbing, heating and cooling industry, and is a recipient of the "Distinguished Citizen" award from the City of Louisville. In 1995 he was named "Entrepreneur of the Year for Real Estate Construction for Kentucky."

      Jon G. Shastid   Mr. Shastid is a co-founder of Palladium and serves as
Chief Operating Officer. He has over twenty years experience in sales and marketing working for such companies as Brown-Forman Corporation and Ernest & Julio Gallo Winery. He has served as President of the Callo Employees Credit Union Board; he is a member of the Anchorage Fire Board; a member of the Kentucky Society to Prevent Blindness Board; Chairman of the Association of National Advertisers Production Committee (New York based); past member of the Anchorage Public Education Foundation; and past member of the Board of Directors of Urban Juice and Soda. He earned a bachelor's degree from Dartmouth College and attended the University of Louisville law school.

      Jeffrey A. Underhill   Jeffrey Underhill is also a co-founder of
Palladium and has served as a Director since its inception. He is the President of Underhill Associates, a real estate development and management
firm located in Louisville, Kentucky.   Jeffrey received a bachelor's degree
in Business from Miami University of Ohio. He is active as an officer and director in numerous civic and charitable organizations.

      G. Townsend Underhill III   Townsend Underhill is a co-founder of
Palladium and currently serves as a Director. He and Jeffrey Underhill are brothers. Townsend is the Treasurer of Underhill Associates, located in Louisville, Kentucky and is a partner in numerous real estate entities. He is founder and Director of Premiere Technologies, located in Atlanta, Georgia. Since October 2000, he has served as a Director of ThermoView Industries, a reporting company. Townsend received a bachelor degree in Business and Accounting from Miami University of Ohio and received a Juris Doctorate degree from the University of Louisville. He maintains licenses for the practice of
law, real estate and public accounting in the Commonwealth of Kentucky.   He
also maintains director positions with numerous charitable and civic organizations located within the Louisville, Kentucky metropolitan area.

      Kelly Turner   Mr. Turner served as our Secretary/Treasurer from
November 2000 through August 2001. He was appointed President in May 2001 and served in that position through August 2001. He was the President, Director and a founding member of USAOneStar.Net, Inc., a Texas corporation. From 1988 to the present he has served as Pastor for the United Christian Fellowship
Church.   He has 15 years of experience in the network marketing industry including being a consultant to the industry and assisting in the design of marketing plans for two network marketing companies. He built a downline in excess of 80,000 people from February 1996 to May 1998 with Destiny Telecom in Oakland, California. He founded "Inform Magazine," a publication for the network marketing industry. He also owned a retail jewelry store from 1987 until 1998.

     Jack T. Wells Mr. Wells was appointed our Director in January 2001. He is the President of Wells Health Systems, a health care provided which has over 2000 employees.

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ITEM 2:  ACQUISITION OF ASSETS

Terms of The Agreement

      The Agreement and Plan of Reorganization provides that USAOneStar will acquire 100% of Palladium's common shares through a stock-for-stock exchange intended to qualify as a tax-free exchange. USAOneStar will issue 183 million common shares to the stockholders of Palladium in exchange for 6,203 shares of Palladium common stock. This represents a ratio of 29,501 USAOneStar common shares for one Palladium share. Each Palladium stockholder will make an investment decision whether to exchange his/her/its shares for the USAOneStar shares.

     The acquisition agreement contains customary representations and warranties relating to each company's corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing. Each company has agreed to use its best efforts to maintain and preserve its business organization, employee relationships and keep its good will intact until the acquisition is complete. Also, each company provided corporate documentation to the other for due diligence purposes. Each company has agreed to carry on their respective businesses in the usual and ordinary course and each will bear its own operating expenses until completion of the acquisition.

      Termination of the agreement may occur if we or Palladium fail to comply in any material respect with the covenants or agreements included in the acquisition agreement. The acquisition agreement may be terminated by mutual consent, which must be expressed by action of our board of directors and by the Palladium stockholders. In the event that the parties terminate the agreement, both have agreed to pay their own costs incurred.

      The exchange of stock is intended to qualify as a tax-free exchange in accordance with Section 368(a)(1)(B) of the Internal Revenue Code, as amended. The acquisition will be accounted for under the purchase method of accounting using generally accepted accounting principles. This means that Palladium's results of operation will be included with USAOneStar's from the closing date and its consolidated assets and liabilities will be recorded at their fair values at the same date. It is anticipated that (i) USAOneStar and Palladium or their respective stockholders will not recognize gain or loss as a result of the acquisition, and (ii) the tax basis of the USAOneStar ommon stock received by Palladium stockholders will be the same as the tax basis of the Palladium common stock surrendered. USAOneStar and Palladium have not sought nor do they intend to seek an attorney's opinion or tax revenue ruling from the Internal Revenue Service as to the Federal income tax consequences of the share exchange.

      Prior Relationships Richard E. Bowlds, one of the original founders of USAOneStar.Net, Inc., a Texas corporation, also co-founded ThermoView Industries, Inc. Palladium's President, Raymond C. Dauenhauer, currently serves as a ThermoView director. This association between persons from USAOneStar and Palladium lead to an agent agreement between USAOneStar and Palladium in May 2001. Under the agent agreement USAOneStar acts as a non-exclusive independent marketing agent for Palladium's services and products. As a result of the agency agreement, negotiations commenced during the summer of 2001 regarding a possible business combination of the two companies.

      Consideration for the Acquisition The consideration exchanged in the acquisition was negotiated at "arms length" and our management relied on factors used in similar proposals, including the relative value of the assets of Palladium, Palladium's present and past business operations, the future potential of Palladium, the management of Palladium and the potential benefit to the stockholders of USAOneStar. The source of the consideration used to acquire our interest in Palladium is 183 million authorized but unissued common shares. The consideration used by the Palladium stockholders to acquire their interest in USAOneStar is the 6,203 shares of the issued and outstanding equity securities of Palladium which they hold. Our board of directors determined that the consideration for the exchange was reasonable based upon these factors. Our board did not seek a third party fairness opinion or any valuation or appraisal of the share exchange. Thus, stockholders will not have the benefit of a third party opinion that the exchange of shares is fair from a financial point of view.

     Interests of Certain Persons Except as set forth in this report, neither we, nor to the best of our knowledge, any of our directors, executive officers or other affiliates had any contract, arrangement, understanding or relationship with any other person with respect to any Palladium shares. Except as described in this report, there have been no contacts, negotiations or transactions within the last two years between USAOneStar or any of our directors, executive officers or their affiliates, on the one hand, and Palladium or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

Description of Palladium's Business

      Palladium Communications, Inc. resells telecommunications services and markets local telephone service to businesses, families and individuals. Palladium was incorporated on April 23, 1998, to capitalize upon the competitive opportunities which resulted from Congressional passage of the Telecommunications Act of 1996. Headquartered in Louisville, Kentucky, Palladium currently derives the majority of its revenues from the sale of local telephone service to persons who are located primarily in Kentucky.

      The Telecommunications Act of 1996 required incumbent local exchange carriers ("incumbent carriers"), such as the Regional Bell operating companies and GTE, to co-operate in opening up their local telephone markets to competition, as a "quid pro quo" for gaining access to the long-distance telephone markets. In order to accomplish this, the incumbent carriers now allow competitive local exchange carriers ("local carriers") to resell local dial-tone telephone service using the incumbent carriers' long distance transmission lines. The local carrier provides customer service and billing functions, using their own switches and fiber optic networks in most areas. Palladium enters into reseller agreements with various local carriers and, in so doing, is able to offer business customers significant cost savings without having to invest in expensive equipment or infrastructure.

      Products   Palladium provides dial-tone, long distance services to
business customers, voice messaging, calling cards and Internet service. In the local dial-tone arena, Palladium is able to offer typical business customers savings of approximately 10% to 20% when compared with what these businesses are charged by their incumbent carrier. Palladium's customers are able to switch from incumbent carriers to Palladium's service in a generally seamless manner, maintaining their same phone numbers, phone lines, services, etc. They are simply re-billed from an alternate source (i.e. Palladium).

      Market   Palladium's current market focus is small to mid-sized
businesses, families and individuals located in Kentucky. Palladium's management believes there is a great deal of overlap between this local calling segment and the prepaid long distance segment, which creates an opportunity for Palladium and its competitors to bundle telephone services for this market. In addition, management anticipates geographic expansion into other market areas, such as the Southeastern and Mid-Atlantic states.

       Distribution   Palladium does not rely upon any single local carrier,
however, in most markets, Palladium enters into reseller agreements with multiple local carriers when there are multiple providers of local dial-tone service. Palladium relies on approximately 43 commissioned salesmen who offer our services to individuals, families and businesses. This concept of representing multiple suppliers to and for the benefit of a customer is a unique aspect of Palladium's business plan. Palladium's contracts with local carriers also prevent such local carriers from offering local dial-tone service at a lower price than is charged by Palladium. Thus, a customer cannot go directly to the local carrier and get a "better deal."

       Currently, Palladium has agent/reseller agreements with an array of major providers. Agreements with providers such as Adelphia (formerly Hyperion Communications), USLEC, NewSouth, Access Point, NuVox and Talk America allow Palladium to provide local service. Palladium also has agreements with TNCI, OPEX, and AMI through partnership agreements with Qwest, Sprint, Cable & Wireless and AT&T. Other agreements with telecommunications providers, including Verizon, AT&T, Powertel, etc., allow Palladium to provide cellular service. Additional agreements with other providers permit Palladium to offer data services, voice messaging, calling cards and Internet service. These agreements give Palladium the means to offer savings to customers in approximately 125 cities in 33 states.

      Many of the local carriers use their own fiber optic cable as opposed to the copper cable which most incumbent carriers still use. A fiber optic infrastructure improves quality of service and reduces the potential for a customer's loss of service. If a fiber optic cable is cut, the signal is immediately re-routed in micro-seconds along an alternative path, and the customer is likely unaware that anything has gone wrong. With copper cable, a cut in the line eliminates service for up to several hours.

      Competition   Palladium competes against incumbent carriers, local
carriers and other telecommunications companies who resell such services. BellSouth, Adelphia Business Solutions, USLEC and Talk America represent some of its major competitors. Many of these competitors have much greater name recognition and financial resources than Palladium. Palladium competes with these other companies by emphasizing cost savings and customer service.

      Trademarks, License and Intellectual Property Palladium does not hold any patents, trademarks or copyrights.

      Government Regulations   The Federal Communications Commission ("FCC")
regulates rates and other aspects of incumbent and local carriers' provision of interstate telecommunications services. State regulatory commissions have jurisdiction over incumbent and local carriers' provision of intrastate telecommunications services on their networks. As a reseller of local carriers' services Palladium is not currently subject to direct regulation by the Federal Communications Commission or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally.

      Employees   Palladium currently has eight full time employees.

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ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)   Financial Statements.

      At the date of this filing, it is impracticable for USAOneStar to provide the audited financial statements of Palladium which are required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such aaudited financial statements shall be filed by amendment to this Form 8-K no later than 60 days from September 14, 2001 (November 13, 2001).

(b)   Pro Forma Financial Information.

      At the date of this filing, it is impracticable for USAOneStar to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days from September 14, 2001.

(c)   Exhibits.

2.1 Agreement and Plan of Reorganization between USAOneStar and Palladium, dated August 31, 2001


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       9/14/01
Date: ____________________      USAOneStar.Net, Inc.



                               By: /s/ Jeffrey A. Underhill
                                   _________________________________
                                   Jeffrey A. Underhill
                                   Secretary/Treasurer and Director



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